UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 25, 2008
Bio-Imaging Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11182	11-2872047

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

826 Newtown-Yardley Road, Newtown, PA	18940

(Address of Principal Executive Offices)	(Zip Code)
(267) 757-3000
(Registrant’s telephone number,
including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On August 25, 2008, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Bio-Imaging Technologies, Inc. (the “Company”), the Board approved the appointment of Adeoye Y. Olukotun, M.D., M.P.H., F.A.C.C., FAHA as a director of the Company, effective immediately. Dr. Olukotun will also serve as a member of the Compensation Committee of the Board.
     Dr. Olukotun is Co-founder and Chief Medical Officer of VIA Pharmaceuticals, a publicly traded biotechnology company focused on the treatment of cardiovascular disease based in San Francisco, California (“VIA”). Dr. Olukotun, has served as Chief Medical Officer of VIA since VIA’s formation in 2004. Dr. Olukotun is a board certified cardiologist and has more than 25 years of experience in clinical research and drug development in the pharmaceutical industry. Dr. Olukotun has been instrumental in the submission of more than 14 New Drug Applications, Pre-market Authorization Applications and 510k Applications. He holds several patents and has published more than 50 articles in peer-reviewed scientific journals. Before joining VIA, Dr. Olukotun founded CR Strategies, LLC, a clinical research and development consulting firm in Princeton, NJ, and served as its Chief Executive Officer from 2000 to 2003. He also was Chief Medical Officer of Esperion Therapeutics, Inc., a cardiovascular drug development company, until its acquisition by Pfizer in 2004. Dr. Olukotun received his MD from Albert Einstein College of Medicine and obtained a MPH from Harvard University School of Public Health. He is a Fellow of the American College of Cardiology. Dr. Olukotun also currently serves on the Board of Directors at, Icagen Inc. (ICGN on Nasdaq); SemBioSys Genetics Inc. (SBS on Toronto Stock Exchange); and Milestone Pharmaceuticals Inc, a Montreal, Canada based privately held company.
     Also on August 25, 2008, as per the director compensation program approved by the Compensation Committee of the Board, the Company granted 10,000 restricted stock units (“RSUs”) to Dr. Olukotun with the following vesting schedule: 1/9 of the RSUs shall vest upon Dr. Olukotun’s appointment to the Board, and the remaining 8/9 of the RSUs shall vest in equal installments upon completion of each successive month of Board service over the period ending on the date of the Company’s next annual meeting of stockholders. Such vesting was pro-rated to reflect the nine month period remaining between the date of Dr. Olukotun’s appointment to the Board and the date of the Company’s next annual meeting of stockholders. Each RSU which vests will entitle the director to one share of common stock upon his cessation of Board service.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release of Bio-Imaging Technologies, Inc. dated August 25, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BIO-IMAGING TECHNOLOGIES, INC.
Dated: August 25, 2008	By:	/s/ Mark L. Weinstein
		Name:	Mark L. Weinstein
		Title:	President and Chief Executive Officer